THE EASTERN COMPANY
                           112 Bridge Street
                          Naugatuck, CT 06770

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           April 24, 1996

The Annual Meeting of the stockholders of The Eastern Company (the "Company") will be held at the office of the Company, 112 Bridge Street, Naugatuck, Connecticut 06770, on Wednesday, the twenty-fourth day of April, 1996 at eleven o'clock in the a.m., local time, for the following purposes:

  1. To elect four (4) directors.
  2. To approve the appointment by the Board of Directors of Ernst & Young LLP as independent auditors to audit the books and consolidated financial statements for the current fiscal year.
  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed February 28, 1996, as the record date for the determination of the common stockholders entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof. In order that you may be represented at the meeting, please date, vote, sign, and mail promptly the enclosed proxy for which a postpaid return envelope is provided. If you attend the meeting and desire to vote in person, your proxy will not be used.

All stockholders are cordially invited to attend the meeting, and the management looks forward to seeing you there.

                                           By order of the Board of Directors,


                                                 Donald E. Whitmore, Jr.
                                                       Secretary

March 22, 1996


<PAGE 1>

                            PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Company to be voted at the Annual Meeting of stockholders to be held on April 24, 1996. Shares represented by proxies properly signed and returned will be voted at the meeting. If a choice is specified in the proxy, the shares represented by the proxy will be voted in accordance with the specifications made. If no choice is specified, the shares represented by the proxy will be voted "FOR" the election of four directors and "FOR" the approval of the appointment of the auditors. Any proxy may be revoked at any time before it is voted. The Company is not aware of any matters other than those set forth herein which will be presented for action at the Annual Meeting. If other matters should be presented, the persons named in the proxy intend to vote such proxies in accordance with their best judgment.

The cost of solicitation of proxies will be borne by the Company. This solicitation by mail to the Company's stockholders (including this proxy statement and the enclosed proxy) began on approximately March 22, 1996. In addition to this solicitation by mail, officers and regular employees of the Company and its subsidiaries may make solicitation by mail, telephone or personal interviews, and arrangement may be made with companies, brokerage firms, and others to forward proxy material to their principals. The Company will defray the expenses of such additional solicitations.

Holders of common stock of record at the close of business on February 28, 1996, are entitled to vote at the meeting. On that date there were 2,696,284 shares of common stock outstanding, each share being entitled to one vote.

The following table sets forth, as of February 24, 1996, certain information with respect to the amount of the Company's outstanding securities beneficially held by the directors and officers of the Company as a group.



                               Amount/Nature            Percent
                               of Beneficial            of
Title of Class                 Ownership                Class
--------------                 ------------             -----

Common, No par value           377,303(1)               13.3%


(1) Reported shareholdings include 1,791 shares (less than .1% of the outstanding stock) owned by or in trust for a director's or an officer's spouse, and in which all beneficial interest has been disclaimed by the director or the officer. Directors and officers have sole voting and investment powers as to 375,512 shares (13.3% of the outstanding stock). Also included are stock options for 139,793 shares deemed exercised solely for purposes of showing beneficial ownership by such group.

                                     -1-


<PAGE 2>

The following table sets forth, as of February 24, 1996, certain information with respect to any person who is known to the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding securities.


                                                Amount/Nature         Percent
                  Name/Address of               of Beneficial         of
Title of Class    Beneficial Owner              Ownership             Class
--------------    -----------------             -----------           -----
Common, No        Bank of Boston Connecticut    287,250 (1)           10.1 %
par value         or one of its nominees
                  81 West Main Street
                  Waterbury, CT 06702

Common, No        Dimensional Fund
par value         Advisors, Inc.                213,400 (2)            7.5 %
                  1299 Ocean Avenue
                  Suite 650
                  Santa Monica, CA 90401

Common, No        The First National Bank of    150,989                5.3 %
par value         Boston or one of its nominees
                  100 Federal Street
                  Boston, MA 02110


(1) Bank of Boston Connecticut holds 287,250 of these shares as Trustee under The Eastern Companypension plans for salaried and for hourly employees. The Trustee has exclusive authority and discretion to manage and control the assets of these respective funds and to exercise the right to vote shares of the Company's common stock held in these funds.

(2) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 213,400 shares of Eastern Company stock as of February 24, 1996, all of which are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

STOCKHOLDER PROPOSAL

Any stockholder who intends to present a proposal at the 1997 Annual Meeting of stockholders and desires that it be included in the Company's proxy material must submit to the Company a copy of the proposal on or before November 22, 1996.

                                     -2-

<PAGE 3>

                      1.  ELECTION OF FOUR DIRECTORS

Unless otherwise specified on the proxy, it is intended that the persons named in the proxy will vote your stock for four nominees to fill directorships for three-year terms which expire in 1999. Mr. John W. Everets, Mr. Leonard F. Leganza, Mr. Russell G. McMillen and Mr. David C. Robinson are current directors whose terms expire in 1996. If, for any reason, any one of these nominees is not a candidate when the election occurs, it is intended that such proxies will be voted for any substituted nominees. However, this is not expected to occur. Approval of this resolution requires the affirmative vote of a majority of the voting power of the shares represented at the meeting which are entitled to vote on this matter. Directors will hold office for the term for which they are elected and until their respective successors are duly elected.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL
                        TO ELECT THESE FOUR DIRECTORS

The names of the nominees for directors and of the directors whose terms continue after the meeting, together with certain information regarding them, are as follows:

NOMINATED FOR ELECTION AT 1996 ANNUAL MEETING
FOR A THREE YEAR TERM EXPIRING 1999



                                                                             Common
                                                                             Stock
                                                                             Beneficially
Name, Age and Positions      Principal Occupation                            Owned as of         Percentage
Presently Held with          During Past Five Years:         Director        February 24,        of
The Company                  Other Directorships             Since           1996 (1)            Class
--------------------         --------------------            -----           -----------         -----

#John W. Everets, 49         Chairman of H.P.S.C. Inc.       1993            11,250              .4%
Director                     Boston, MA
                             (Financial Services)
                             Chairman and Co-Owner
                             Richardson Co. Inc. 1990-1993
                             Director:
                             H.P.S.C. Inc.
                             Crown/Northcorp, Inc.
                             Dairymart

*#+Leonard F. Leganza, 65    Financial and Business           1981           14,250              .5%
Director                     Consultant
                             Farmington, CT

*+Russell G. McMillen, 77    Chairman of the Company          1959          119,256             4.2%
Director and
Chairman of
the Company

*+David C. Robinson, 53      President of the Robinson        1990           22,050             .8%
Director                     Company, Waterbury, CT
                             (Employee Benefit Consultants)
                             Director:
                             Engineered Sinterings and
                             Plastics Inc

                                      -3-

<PAGE 4>

                             CONTINUING DIRECTORS

                                                                               Common
                                                                               Stock
                                                                               Beneficially
Name, Age and Positions      Principal Occupation                              Owned as of         Percentage
Presently Held with          During Past Five Years:           Director        February 24,        of
The Company                  Other Directorships               Since           1996 (1)            Class
----------------------       -------------------               ---------       --------            -----
*+Charles W. Henry, 46       Partner                           1989            13,750               .5%
Director                     Kernan & Henry                    (Expires 1998)
                             Waterbury, CT
                             (Attorneys)

Ole K. Imset, 60             Director of Manufacturing         1991            11,550               .4%
Director                     Allen Bradley                     (Expires 1997)
                             Rockwell International
                             Manchester, New Hampshire
                             (Manufacturing Electronics)

*Stedman G. Sweet, 59        President and Chief Executive     1976            80,994              2.9%
Director, President and      Officer of the Company            (Expires 1997)
Chief Executive Officer      Director:
of the Company               Center Financial Corporation
                             Centerbank
                             Hubbard Hall, Inc.

#Donald S. Tuttle III, 47    Account Executive and             1988            11,850               .4%
Director                     Vice President, Paine             (Expires 1997)
                             Webber, Middlebury, CT
                             (Stock Broker)

Donald E. Whitmore, Jr. 60   Vice President,                   1980            38,376              1.3%
Director and Vice President, Treasurer and Secretary           (Expires 1998)
Treasurer and Secretary of   of the Company
the Company




*  Members of the Executive Committee
#  Members of the Audit Committee
+  Members of the Compensation Committee

(1) Reported shareholdings include, in certain cases, shares owned by or in trust for a director's or nominee's spouse, and in which all beneficial interest has been disclaimed by the director or the nominee. Also included, in certain cases, are stock options, which are deemed exercised solely for purposes of showing beneficial ownership.

The Nominees who presently are directors and all directors whose terms continue after the meeting were elected to their present terms of office by stockholders.

<PAGE 5>

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, the Company believes that during the period ended December 30, 1995, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.


                      BOARD AND COMMITTEE STRUCTURE

The Company's Board of Directors has three standing committees, an Executive Committee, an Audit Committee and a Compensation Committee. During 1995 the Board of Directors had four (4) meetings.

The Executive Committee, acting with full authority of the Board of Directors, approved minutes, monthly operating reports, capital expenditures, banking matters, and other matters requiring immediate attention. Executive Committee meetings are generally scheduled for each month in which there is no Directors' Meeting. During 1995, seven (7) Executive Committee Meetings were held.

The Audit Committee is responsible for reviewing and planning the scope of the audit of the Company as well as the review of the financial statements and the results of such audit. During 1995, two (2) Audit Committee Meetings were held.

The Compensation Committee, responsible for management compensation and all related matters, and selecting the employees to be granted stock options, met once in 1995.

Non-employee directors receive $3,000 per year plus $700 for each meeting attended. Each non- employee member of the Executive Committee received an additional $1,000 per year plus $700 for each Committee meeting attended. Each non-employee member of the Audit Committee received an additional $700 for each Committee meeting attended. Compensation Committee members are paid only if a committee meeting is held on a day when no Executive Committee Meeting is held

<PAGE 6>

         COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The members of the Compensation Committee are Russell G. McMillen, Chairman, and outside directors Charles W. Henry, Leonard F. Leganza and David C. Robinson. The Committee is responsible for setting compensation, the Executive Bonus Plan, stock options and all related matters. The Compensation Committee met once in 1995.

The executive compensation program of the Company has been designed to:

Support a pay for performance policy that differentiates in compensation based upon corporate, business unit and individual performance.

Motivate key senior officers to achieve strategic business initiatives and reward them for their achievement.

Provide compensation opportunities which are in line with those offered by comparable companies, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success.

Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in the ownership of common stock.

At present, the executive compensation program is comprised of salary, annual cash incentive opportunities and long-term incentive opportunities in the form of stock options.

As an executive's level of responsibility increases, a greater portion of that individual's potential total compensation opportunity is in the form of the Executive Bonus Plan that is tied to individual plant and overall corporate profit objectives and stock options which are intended to increase the motivation for an interest in the Company's long-term success as measured by the Company's share price and book value per share.

Effective January 2, 1995 the Compensation Committee increased the salary paid to Mr. Stedman G. Sweet, President and Chief Executive Officer by 3.5% based upon the level of achievement in line with the Company's executive compensation program.

        Russell G. McMillen   Charles W. Henry   Leonard F. Leganza
                              David C. Robinson

<PAGE 7>

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Russell G. McMillen is a Director and Chairman of the Company. Although Mr. McMillen served on the Company's Compensation Committee, he did not participate in any decisions regarding his own compensation or benefits provided to him as an officer of the Company. During the three years ended in 1995 Mr. McMillen was not awarded any increase in compensation or benefits.

The following Summary Compensation Table includes Stedman G. Sweet, President and Chief Executive Officer, Russell G. McMillen, Chairman and Donald E. Whitmore, Jr., Vice President/Chief Financial Officer, the only three executive officers of The Eastern Company.

                                         SUMMARY COMPENSATION TABLE

                              ANNUAL COMPENSATION               LONG TERM COMPENSATION
                              ------------------------------  -----------------------------------
                                                                      AWARDS
                                                              -----------------------
                                                 Other
                                                 Annual        Restricted              Payouts-     All Other
Name and                                         Compensation  Stock        Options/   LTIP         Compensation
Principal Position       Year  Salary   Bonus    ($)           Award(s)($)  SARs (#)   Payouts ($)  ($)

(a)                       (b)    (c)      (d)        (e)           (f)         (g)        (h)          (i)
-----------------------  ----- -------  -------  ------------  -----------  ---------- -----------  ------------
Stedman G. Sweet,        1995  205,000   47,646   1,544          -             -          -            1,500(1)
CEO & President          1994  198,000   60,265   1,562          -             -          -            1,180
                         1993  192,000   64,493   1,406          -             -          -            -

Russell G. McMillen,     1995  140,000   -          772          -             -          -            130,830(2)
Chairman                 1994  140,000   -          781          -             -          -            130,830
                         1993  140,000   -          703          -             -          -            130,830

Donald E. Whitmore, Jr., 1995  127,000   20,703   1,544          -             -          -           1,270(1)
Treas. & Sec'y           1994  122,500   23,086   1,562          -             -          -             730
                         1993  119,000   21,960   1,406          -             -          -           -




(1) Mr. Sweet and Mr. Whitmore participated in the Company's 401(k) program and received Company contributions under the provisions of the plan.

(2) Mr. McMillen is receiving benefits under the joint and one-half survivor option of the Company's Pension Plan, amounting to $130,830 annually, since he reached age 70 1/2, in 1988, and was required under ERISA to start receiving his accrued benefits.

<PAGE 8>

                           STOCK PERFORMANCE GRAPH

The following graph sets forth the Company's cumulative Total Shareholder Return (TSR) based upon an initial $100 investment made on December 31, 1990 (i.e. stock appreciation plus dividends during the past five years) compared to the Wilshire 5000 Index and the S&P Manufacturing Diversified Index. The Company is a manufacturer of locks and diversified hardware engineered for use in industry, underground mining and construction. Consequently while the S&P Manufacturing Diversified Index being used for comparison is a standard index most closely related to the Company, it does not completely represent the Company's products or market applications. The Wilshire 5000 is a market index made up of 5,000 publicly-traded companies, including those having both large and small capitalization.


                       CUMALATIVE TOTAL RETURN
       Based on reinvestment of $100 beginning December 31, 1990


                  Dec-90    Dec-91     Dec-92     Dec-93     Dec-94     Dec-95
                  ------    ------     ------     ------     ------     ------
Eastern Company     $100       $78        $95       $113       $127       $124
Wilshire 5000       $100      $134       $146       $163       $163       $222
S&P Manufacturing   $100      $123       $133       $161       $167       $235
(Diversified Ind) Index


<PAGE 9>

                            EMPLOYMENT AGREEMENTS

Mr. Sweet and Mr. Whitmore each have an Employment Agreement with the Company through April 30, 1996. These Employment Agreements include basic annual compensation and benefits under the Company's other employee benefit programs. Mr. Sweet's and Mr. Whitmore's agreements also specifically include continued participation in the Company's Executive Bonus Plan. If the Company breaches its obligations to an executive during the term of the agreement, then the executive must be paid an amount equal to the sum of the executive's annual salary, his total compensation for the preceding fiscal year, and the amount of the benefits he would have earned under the Executive Bonus Plan (if any). However, if the executive's employment is terminated after a change in control of the Company, this amount cannot exceed 2.99 times his compensation averaged over the preceding five calendar years.


                          RETIREMENT BENEFITS

The Company maintains a pension plan for salaried employees. Under the plan, the amount of a member's annual normal retirement benefit is equal to 1% of total annual compensation applicable to each year of service and the sum of one half of one percent (0.5%) of average annual compensation plus one half of one percent (0.5%) of average annual compensation in excess of $10,000, multiplied by years of service not in excess of thirty (30). Average annual compensation means the average of the member's annual compensation for the five (5) consecutive calendar years prior to retirement which result in the highest average.

Presently Messrs. McMillen, Sweet and Whitmore have 54, 35 and 30 years of service, respectively. The estimated annual retirement benefits payable to Messrs. Sweet and Whitmore are $101,546 and $70,005, respectively. These benefits are based on the five year certain form of annuity.

Mr. McMillen has a Deferred Compensation Agreement under which the Company will pay him or his surviving spouse, upon his retirement from the Company, or death as the case may be, $2,561 per month for 180 months. In addition, in the event that a single person or entity or group of persons acting in concert acquire more than 50% of the shares of capital stock of the Company entitled to vote at all meetings of shareholders, then unless Mr. McMillen is a member of such group or a participant in such entity, the benefits payable under this agreement shall immediately become due and payable in full on demand by Mr. McMillen or, if he is not living, by his spouse if she is then living.

The Company has adopted an unfunded supplemental retirement plan (the "SERP") for the benefit of Mr. Sweet. Under the terms of the SERP, Mr. Sweet will be entitled to receive a monthly retirement benefit equal to the excess of: (a) the benefit he would have received under the Company's qualified pension plan, determined without regard to the limitations on benefits imposed by the Internal Revenue Code; over (b) the benefit to which he is actually entitled under the Company's qualified pension plan, subject to the limitations on benefits

<PAGE 10>

imposed by the Internal Revenue Code. The monthly retirement benefit under the SERP will begin upon Mr. Sweet's retirement at or after reaching age 65. The benefit may also begin on an earlier date, at a reduced amount. The benefit will be paid as an annuity over Mr. Sweet's life, with 60 monthly payments guaranteed. However, if Mr. Sweet is married at the time benefits start, the benefits will be actuarially adjusted and will be paid over the joint lives of Mr. Sweet and his wife. The SERP also provides for the payment of benefits in the event of Mr. Sweet's death or disability.

The Company has adopted an unfunded deferred compensation plan (the "DCP") for the benefit of Mr. Sweet. Under the terms of the DCP, Mr. Sweet will receive deferred compensation of $5,000 per month for a period of 180 consecutive months. These amounts will be payable if Mr. Sweet retires upon reaching age 65, or if he retires with the consent of the Company after reaching age 65. In addition, if the Company and Mr. Sweet agree, Mr. Sweet may retire prior to age 65 and may commence to receive the deferred compensation at that time. The DCP also provides for the payment of the deferred compensation in the event of Mr. Sweet's death prior to his termination of employment.


                                  SIP PLAN

The Company maintains a savings and investment plan (the "SIP Plan") for salaried employees. A salaried employee who is participating in the SIP Plan may execute a salary reduction agreement requiring the Company to reduce his or her taxable earnings by an amount of from 1% to 18% (but not in excess of $9,240 for calendar year 1995), and to contribute that amount to the SIP plan. If an employee executes such a salary reduction agreement, the Company will make a matching contribution to the SIP Plan on behalf of the employee. For
1995 the matching contribution equaled 25% of that portion of an employee's salary reduction contribution which did not exceed 4% of his or her earnings.
An employee is fully vested in his or her salary reduction contributions and the earnings on those contributions. An employee will become vested in any matching contributions, and the earnings thereon, over a period of years, with full vesting after completing five years of service. Employees who are participating in the SIP Plan may direct that their account balances be invested in either a bond fund, a stock fund, a money market fund, an Eastern common stock fund, or in more than one such investment fund in multiples of 10%.

<PAGE 11>

                            EXECUTIVE BONUS PLAN

During 1995 the Company maintained an Executive Bonus Plan under which both executive officers, Vice Presidents and division managers may earn annual cash bonuses in amounts up to 50% of their base salaries. For each 1% by which corporate pre-tax earnings exceed 6% of corporate net worth, a 2% bonus is earned with a maximum of 25% being earned when corporate pre-tax earnings reach 18.37% of corporate net worth. The Corporate Vice President/Chief Financial Officer's bonus, based on corporate pre-tax earnings, is limited to a maximum of 25% of base salary. A division manager generally may earn up to an additional 25% bonus calculated in the same manner but on the basis of divisional pre-tax earnings and net worth. Corporate executives and Vice Presidents may earn an additional bonus calculated in this manner but based on the portion of their base salaries allocated to each division.

Effective for 1996 the Executive Bonus Plan has been modified to permit certain Executive Officers to earn a bonus of up to 50% of their base salaries calculated exclusively on corporate net per share earnings. All other Vice Presidents and division managers will earn a bonus of up to 50% of their base salaries using existing formulas with 80% of the bonus based on plant earnings and 20% of the bonus based on corporate net per share earnings.


                              STOCK OPTIONS

On April 27, 1983, the stockholders approved the Incentive Stock Option Plan (the "1983 Plan"), which by its terms expired on February 9, 1993. No additional options may be granted under the 1983 Plan. However, options previously granted remain exercisable in accordance with their terms.

On April 26, 1989, the stockholders approved The Eastern Company 1989 Executive Stock Incentive Plan (the "1989 Plan"), which by its terms will expire either on February 7, 1999 or upon any earlier termination date established by the Board of Directors. The 1989 Plan authorizes the granting of stock options to purchase shares of common stock, no-par value, of the Company. Under the 1989 Plan, incentive stock options may be granted to salaried officers and other key employees of the Company and its subsidiary corporations. The total amount of such common stock which may be issued under options granted under this 1989 Plan shall not exceed in the aggregate 240,000 shares.

On April 26, 1995, the stockholders approved The Eastern Company 1995 Executive Stock Incentive Plan (the "1995 Plan"), which by its terms will expire either February 8, 2005 or upon any earlier termination date established by the Board of Directors. The 1995 Plan authorizes the granting of incentive stock options and non-qualified stock options to purchase shares of common stock and the granting of shares of restricted stock. The Incentive Compensation Committee of the Company's Board of Directors will determine the restrictions which will apply to shares of restricted stock granted under the 1995 Plan. Awards may be granted to salaried officers and other key employees of the Company, whether or not such employees are also serving as directors of the Company. The 1995 Plan also provides for the grant of non-qualified stock options to purchase 11,250 shares of common stock to each non-employee director of the Company upon his or her first election as a director. The total amount of such common stock which may be issued under awards granted under this 1995 Plan shall not exceed in the aggregate 250,000 shares.

<PAGE 12>

The purchase price of the shares subject to each option granted under the 1983 and 1989 Plans and each incentive stock option granted under the 1995 Plan may not be less than the fair market value of the shares on the date of grant. The purchase price of shares subject to a non-qualified stock option granted under the 1995 Plan, and the price which must be paid to acquire a share of restricted stock granted under the 1995 Plan, will be set by the Incentive Compensation Committee of the Company's Board of Directors.

Incentive stock options generally may not be granted under the 1983, 1989 or 1995 Plans to any employee who owns more than ten percent (10%) of the Company's voting stock at the time of such grant. Incentive stock options must be exercised within ten years, and non-qualified stock options must be exercised within ten years and one month, after being granted. Moreover, options may not be exercised more than three months after termination of employment or termination of service as a director (except in the case of death, disability or a director's retirement after age sixty-five (65), in which event the option may be exercised within one year after death, disability or the director's retirement after age sixty-five (65)). Under the 1995 Plan, the three month period is also extended to one year for an employee who terminates employment at or after reaching age sixty-five (65).

No stock options or shares of restricted stock were granted to the three executive officers of The Eastern Company during 1995.

There are no stock appreciation rights (SAR) programs in place. The following table reflects unexercised stock options for these three individuals.


                    OPTION EXERCISES AND YEAR-END VALUE TABLE


Aggregated Option/SAR Exercises in Last Fiscal Year, and FY-End Option/SAR Value

                                                                      Value of
                                                    Number of         Unexercised
                                                    Unexercised       In-the-Money
                                                    Options at        Options at
                                                    FY-End(#)         FY-End($)(1)
                         Share
                         Acquired on  Value         1) Exercisable    1) Exercisable
Name                     Exercise(#)  Realized($)   2) Unexercisable  2) Unexercisable
-----------------------  -----------  -----------   ----------------  ----------------
Stedman G. Sweet             0           0            1) 30,000         1) 86,250
CEO & President                                       2)      -         2)      -

Russell G. McMillen          0           0            1) 10,950         1) 34,712
Chairman                                              2)      -         2)      -

Donald E. Whitmore, Jr.      0           0            1) 18,000         1) 52,635
Vice President                                        2)      -         2)      -
Treasurer & Secretary



(1) Based on the fair market value of the common stock on December 30, 1995 of $12.25 per share and the option exercise prices ranging from $9.08 to $9.375 per share.

<PAGE 13>

                 2.  APPOINTMENT OF INDEPENDENT AUDITORS

Audit services of Ernst & Young LLP for the fiscal year ending December 30, 1995 included an audit of the consolidated financial statements of the Company and its subsidiaries; assistance and consultations in connection with filing the Form 10-K annual report with the Securities and Exchange Commission; consultation on financial accounting and reporting matters; and meeting with the Audit Committee.

All audit services provided by Ernst & Young LLP in 1995, which were similar to the audit services provided in prior years, were approved in advance of the work being performed.

The Board of Directors desire to continue the services of this firm for the current fiscal year. Accordingly, the management will recommend at the meeting that the stockholders approve the appointment by the Board of Directors of the firm of Ernst & Young LLP to audit the consolidated financial statements of the Company and its subsidiaries for the current year. Approval of this resolution requires the affirmative vote of a majority of the voting power of the shares represented at the meeting which are entitled to vote on this matter.

Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to speak as well as respond to questions.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL
                    TO APPOINT INDEPENDENT AUDITORS


                          3.  OTHER BUSINESS

It is not intended to present to the meeting any business other than the election of directors and the proposals referred to in this statement. The management knows of no other matters which will be presented for action at the Annual Meeting.

                                      By order of the Board of Directors,



                                             Donald E. Whitmore, Jr.
                                                  Secretary

March 22, 1996

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